CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Pre-Effective Amendment No. 2, of our report dated March 18, 2009 relating to the financial statements of Vystar Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Habif, Arogeti & Wynne, LLP Habif, Arogeti & Wynne, LLP Atlanta, Georgia May 29, 2009